CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 8 to Registration Statement (Investment Company Act File No. 811-09735) of Master Focus Twenty Trust on Form N-1A of our report dated January 18, 2006, appearing in the November 30, 2005 Annual Report of Merrill Lynch Focus Twenty Fund, Inc., which is incorporated by reference in Part B of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

March 27, 2006